UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2007

Digital Lifestyles Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27828	13-3779546
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

649 Sparta Highway, Suite 102, Crossville, Tennessee		38555
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(931) 707-9601

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On December 31, 2007, KMJ Corbin & Company LLP ("Corbin") advised the Securities and Exchange Commission that the firm had resigned as the Company’s independent registered public accounting firm, effective immediately.

The reports of Corbin on the Company’s financial statements for the previous two fiscal years for which Corbin issued reports (for the years ended December 31, 2005 and December 31, 2004) did not contain an adverse opinion or a disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports on our financial statements contained explanatory paragraphs with respect to uncertainty as to the Company’s ability to continue as a going concern.

The Company’s board of directors did not recommend a change in accountants.

During the Company’s most recent two fiscal years for which Corbin performed audits on the Company’s financial statements and during the period from December 31, 2005 through December 31, 2007 there were no disagreements with the Corbin on any matter of accounting principles or practices financial statements disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Corbin, would have caused Corbin to make reference to the subject matter of the disagreements in connection with its report. During this time period, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of this Report to Corbin and requested that Corbin furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to this item, and if not, stating the respects in which it does not agree. A copy of the Corbin response letter is filed as Exhibit 16.1 to this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Lifestyles Group Inc.

March 21, 2008	By:	/s/ Ken Page

Name: Ken Page
Title: Chairman and C.E.O.

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Exhibit Index

Exhibit No.	Description

16.1	Letter dated March 21, 2008 to the Securities and Exchange Commission from KMJ Corbin & Company LLP